ASSIGNMENT AND ASSUMPTION AGREEMENT
This assignment and assumption agreement (this “Agreement”) is made as of this 2nd day of April, 2012 by and between Mueller Water Products, Inc., a Delaware corporation (the “Assignor”) and United States Pipe and Foundry Company, LLC, an Alabama limited liability company (the “Assignee”).
WHEREAS, the Assignor and the Paul Ciolino (the “Executive”) are parties to that certain employment agreement, dated August 9, 2010 (the “Original Agreement”);
WHEREAS, the Assignor and Mueller Group, LLC entered into a purchase agreement, dated March 7, 2012, with USP Holdings Inc., pursuant to which Assignor and Mueller Group, LLC have agreed to sell all of the equity interests of Assignee to USP Holdings Inc.; and
WHEREAS, the Assignor wishes to assign all rights, obligations and responsibilities under the Original Agreement to the Assignee, and the Assignee wishes to assume and accept the assignment of the Original Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.
The Assignor hereby assigns to the Assignee, its successors and assigns all of the Assignor's rights, title and interest in, to and under the Original Agreement, and delegates to the Assignee all of the Assignor's obligations and liabilities under and pursuant to the Original Agreement;

2.
The Assignee hereby assumes and agrees to perform all covenants, agreements and other obligations to be performed or observed by the Assignor under the Original Agreement from and after the date hereof.

3.	This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

4.	This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

5.	This Agreement supersedes and amends any other agreements between the Assignor and the Executive, and any policy applicable to the Employee.

6.	Any disputes under this Agreement shall be resolved as provided in the Original Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Assignor:
MUELLER WATER PRODUCTS, INC.
By:     /s/ Gregory E. Hyland
Name:     Gregory E. Hyland
Title:     Chairman, President and CEO
Assignee:
UNITED STATES PIPE AND FOUNDRY COMPANY, LLC
By:     /s/ Marietta Edmunds Zakas
Name:    Marietta Edmunds Zakas
Title:    SVP, Strategy, Corp. Dev. & Communications